Exhibit 10.1

FOURTH AMENDMENT TO
AGREEMENT AND PLAN OF MERGER

This Fourth Amendment to Agreement and Plan of Merger (this “Amendment”) is entered into as of February 23, 2025, by and among Reflect Systems, Inc., a Delaware corporation (the “Company” or “Surviving Corporation”), Creative Realities, Inc., a Minnesota corporation (“Parent”), and RSI Exit Corporation, a Texas corporation (“Stockholders’ Representative”).

RECITALS

A.    On November 12, 2021, the parties entered into that certain Agreement and Plan of Merger (as amended on February 8, 2022, February 11, 2023, and February 17, 2025, the “Agreement”).

B.    The parties desire to amend the terms of the Agreement pursuant to Section 11.5 of the Agreement, upon the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements specified in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.    Definitions. Capitalized terms used in this Amendment (including the Recitals) and not otherwise defined shall have the respective meanings ascribed to such terms in the Agreement.

2.    Payment of Guaranteed Consideration. Section 1.12(h) of the Agreement is hereby deleted in its entirety and replaced as follows:

“(h)      A Stockholder (or the Stockholders’ Representative on behalf of such Stockholder pursuant to Section 11.2 of the Agreement) entitled to receive the Guaranteed Consideration in accordance with the terms and subject to the conditions of this Agreement, including, but not limited to, Section 1.12(f), may submit to Parent a written demand for payment at any time between March 17, 2025 and thirty (30) calendar days thereafter (the date such notice is received by Parent, the “Demand Date”), and within three (3) days of receipt of such notice by Parent (the “Payment Date”), Parent shall either: (i) pay the Guaranteed Consideration to such Stockholder, or (ii) notify such Stockholder that, in conjunction with and in full satisfaction of Parent’s obligation to pay the Guaranteed Consideration to such Stockholder, that Parent shall redeem such Stock Consideration for an amount equal to the Guaranteed Price, which redemption payment shall be paid during the fourteen (14) calendar day period thereafter.”

3.    Representations and Warranties. Each of the parties represents and warrants that (a) it has all requisite power and authority to execute and deliver this Amendment, (b) the execution and delivery by such party of this Amendment has been duly and properly authorized, and (c) this Amendment constitutes the legal, valid and binding obligations of such party, Enforceable against such party in accordance with its terms, except as limited by the Enforceability Exceptions.

4.    No Other Modification. Except as expressly set forth herein, the Agreement shall remain in full force and effect and shall not be modified except as set forth in this Amendment.

5.    Governing Law. This Amendment, the rights of the parties and all Actions arising in whole or in part under or in connection herewith, will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule of the State of Delaware or of any other jurisdiction that would cause the application of the laws of any other jurisdiction other than Delaware.

6.    Counterparts; Execution. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. This Amendment will become effective when duly executed by each party hereto. Facsimile or other electronically scanned and transmitted signatures, including by email attachment, shall be deemed originals and shall constitute valid execution and acceptance of this Agreement by the signing/transmitting party.

Signature Page follows

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Amendment to Agreement and Plan of Merger as of the date first set forth above.

COMPANY:

Reflect Systems, Inc.

By:	/s/ Rick Mills
Name:	Rick Mills
Title:	Chief Executive Officer

PARENT:

Creative Realities, Inc.

By:	/s/ Rick Mills
Name:	Rick Mills
Title:	Chief Executive Officer

Signature Page—

Fourth Amendment to Agreement and Plan of Merger

STOCKHOLDERS’ REPRESENTATIVE:

RSI Exit Corporation

By:	/s/ William Warren
Name:	William Warren
Title:	President

Signature Page—

Fourth Amendment to Agreement and Plan of Merger